EXTRACTING GOLD FROM FLY ASH

CONTACT INFORMATION 2580 Anthem Village Dr. Henderson, NV 89052 Phone (702) 588-5973 CEO: K. Ian Matheson CFO: Jason S. Mitchell Director: Michael Boyko

Since September 2010 RYMM has been laboratory and pilot testing the Cholla process. Independent bench scale tests have validated that we are exposing recoverable gold using our process and we have realized in-house values from our bench scale tests ranging from 0.25 oz of gold per ton to multiple ounces of gold per ton. We have run over 50 tons of coal fly ash to date, consistently exposing 1 oz of gold per ton. We are currently processing 4 tons per day and plan to increase this amount as our equipment permits.

OUR BUSINESS
Royal Mines and Minerals Corporation (RYMM) has committed years to the research and refinement of precious metal extraction. We have focused primarily on a closed loop, leach process for typical ores. Our newest development is called the Cholla process and exposes recoverable gold from select ash deposits.

Our team possesses the technical and engineering expertise to execute RYMM’s business objectives. We intend to work with strategic partners to scale up the Cholla process and expand production to multiple locations.

	•	Photos of the Phoenix facility.
• The Cholla process exposes gold from coal ash.
• We are currently testing samples from a few potential partners.	•	We have recently constructed a second facility in Scottsdale, Arizona.

	•	5 ounces of gold produced from 5 tons of coal ash run through the Cholla process.
Raw concentrate from fly ash after the Cholla process

The information in this discussion contains forward-looking statements. These forward-looking statements involve risks and uncertainties, including statements regarding the Company's capital needs, business strategy and expectations. Any statementscontained herein that are not statements of historicalfacts may be deemed to be forward-looking statements. In some cases, you can identify forward-lookingstatementsby terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate,” "predict," "potential" or "continue," the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, youshould consider various factors, including the risks describedbelow, and, fromtime to time, in other reports the Company files with the United States Securities and Exchange Commission (the “SEC”). These factors may cause the Company's actual results to differ materially from any forward-looking statement. The Company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements.

Magnified gold concentrate from ash product.

WWW.ROYALMMC.COM STOCK SYMBOL: RYMM.PK